[LETTERHEAD OF ARTHUR ANDERSEN & CO.]


            Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the USBANCORP, Inc. 1991 Stock Option Plan of our report dated January 28, 1994 included in USBANCORP, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.


                                   ARTHUR ANDERSEN & CO.

Pittsburgh, Pennsylvania
May 31, 1994